Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

MediWound Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.1 per share
	Other	Warrants
	Debt	Debt Securities
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$125,000,000	0.0000927	$11,587.50
	Secondary Offering
	Equity	Ordinary Shares, par value NIS 0.1 per share	457(c)(3)	12,738,460	$1.89	24,075,689.4	0.0000927	2,231.82
Carry Forward Securities
Carry Forward Securities
	Primary Offering
	Equity	Ordinary Shares, par value NIS 0.1 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(4)	(4)	$113,083,683.20	0.0001212		F-3	333-230490	April 22, 2019	$13,705.75 (4)
	Secondary Offering
	Equity	Ordinary Shares, par value NIS 0.1 per share	415(a)(6)	(5)	(5)	$57,774,252.78	0.0001212		F-3	333-230490	April 22, 2019	$8,429 (5)

Total Offering Amounts						$149,075,689.4
Total Fees Previously Paid								$22,134.75 (4)(5)
Total Fee Offsets								-
Net Fee Due								$0

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $125,000,000. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the secondary offering for resale by the selling shareholders. In accordance with Rule 457(c), the proposed maximum offering price per share shown is the average of the high ($1.92) and low ($1.86) trading prices of the ordinary shares on the Nasdaq Global Market on May 13, 2022.

(4)
On March 25, 2019, the registrant filed a registration statement on Form F-3 (Commission File No. 333-230490) (the “Prior Registration Statement”) to register a primary offering of securities with an aggregate maximum offering price of $125,000,000, which Prior Registration Statement became effective on April 22, 2019.  The registrant paid registration fees in the aggregate of $4,777.49 in connection with the Prior Registration Statement (and offset the fees against earlier fees paid by the registrant in connection with its initial Form F-3 filed on January 25, 2016). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the primary securities registered pursuant to this registration statement include an aggregate offering amount of $113,083,683.20 previously registered on the Prior Registration Statement that remains unsold (the “Carried Unsold Primary Securities”). Pursuant to Rule 415(a)(6), the registration fee of $13,705.75 associated with the offering of the Carried Unsold Primary Securities is hereby applied to offset the registration fees associated with this registration statement and will continue to be applied to the Carried Unsold Primary Securities registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold primary securities registered under the Prior Registration Statement has been terminated as of April 22, 2022.

(5)
On March 25, 2019, the registrant filed the Prior Registration to register a secondary offering of 11,240,127 ordinary shares to be sold by the selling shareholders named therein, which Prior Registration Statement became effective on April 22, 2019. The registrant paid registration fees in the aggregate of $8,429 in connection with the Prior Registration Statement (which included in its entirety the offset of fees against earlier fees paid by the registrant in connection with its initial Form F-3 filed on January 25, 2016 for such secondary offering of ordinary shares). Pursuant to Rule 415(a)(6), the ordinary shares registered pursuant to this registration statement for the secondary offering for the selling shareholders include 11,240,127 of ordinary shares previously registered on the Prior Registration Statement that have not been sold (the “Carried Unsold Secondary Securities”). Pursuant to Rule 415(a)(6), the registration fee of $8,429 associated with the offering of the Carried Unsold Secondary Securities is hereby applied to offset the registration fees associated with this registration statement and will continue to be applied to the Carried Unsold Secondary Securities registered pursuant to this registration statement. The offering of the unsold secondary securities registered under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.